As filed with the U.S. Securities and Exchange Commission on March 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Poshmark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-4827617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

2021 Stock Option and Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Manish Chandra

Chief Executive Officer

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

(Name and address of agent for service)

(650) 262-4771

(Telephone number, including area code, of agent for service)

Copies to:

Anthony J. McCusker Heidi E. Mayon Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100	Evan Ferl Poshmark, Inc. 203 Redwood Shores Parkway, 8th Floor Redwood City, California 94065 (650) 262-4771

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Poshmark, Inc. (“Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,866,579 additional shares of its Class A Common Stock under the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and 773,315 additional shares of its Class A common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 Plan and 2021 ESPP providing for an automatic increase in the number of shares reserved and available for issuance under such plans on January 1, 2022.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Commission on January 14, 2021 (File No. 333-252092) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with our included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The contents of the Registrant’s Registration Statements on Form S-8 (File No. 333-252092), filed with the Commission on January 14, 2021;

(b)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 30, 2022;

(c)	all other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2021; and

(d)

The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39848) filed with the Commission on January 5, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-251427	4.1	1/6/2021

4.2	2021 Stock Option and Incentive Plan, and forms of agreements thereunder.	S-1/A	333-251427	10.3	1/6/2021

4.3	2021 Employee Stock Purchase Plan.	S-1/A	333-251427	10.4	1/6/2021

5.1	Opinion of Goodwin Procter LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (contained on signature page hereto).					X

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California, on this 30th day of March, 2022.

POSHMARK, INC.

By:	/s/ Manish Chandra
Manish Chandra Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Manish Chandra and Rodrigo Brumana, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Poshmark, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manish Chandra	Chief Executive Officer and Director	March 30, 2022
Manish Chandra	(Principal Executive Officer)

/s/ Rodrigo Brumana	Chief Financial Officer	March 30, 2022
Rodrigo Brumana	(Principal Financial and Accounting Officer)

/s/ Navin Chaddha	Director	March 30, 2022
Navin Chaddha

/s/ Ebony Beckwith	Director	March 30, 2022
Ebony Beckwith

/s/ Jeffrey Epstein	Director	March 30, 2022
Jeffrey Epstein

/s/ Jenny Ming	Director	March 30, 2022
Jenny Ming

/s/ Hans Tung	Director	March 30, 2022
Hans Tung

/s/ Serena J. Williams	Director	March 30, 2022
Serena J. Williams